Exhibit 99.1

NGP Capital Resources Company Announces $15.0 Million Follow-On
Investment in ATP Oil & Gas Limited-Term Overriding Royalty Interest

Houston, Texas, January 6, 2012 (GLOBE NEWSWIRE) -- NGP Capital Resources Company (NASDAQ: NGPC) (“the Company”) today announced that, in late December 2011, the Company advanced an additional $15.0 million to ATP Oil & Gas Corporation (“ATP”) of Houston, Texas, under its limited-term overriding royalty interest in certain offshore oil and gas producing properties operated by ATP in the Gulf of Mexico.  This $15.0 million investment is in addition to the $25.0 million advanced to ATP under this arrangement in June 2011.

Steve Gardner, President and CEO stated, “We are pleased to enter into this additional investment in these properties with ATP.  The original $25.0 million investment made in June 2011 is amortizing more quickly than we anticipated, primarily as a result of favorable commodity prices and increased oil production.  Our production payments have generated interest income of $1.4 million, or $0.07 per share, and reduced the principal balance outstanding by $11.6 million in the last six months of 2011.  Including the new $15.0 million investment, our total investment in the ATP limited-term overriding royalty interest was $28.4 million as of December 31, 2011.  As part of the additional advance, we have increased the contractual rate of return on the total investment from 13.0% to 14.0%, effective January 1, 2012.”

About NGP Capital Resources Company
NGP Capital Resources Company is a closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940.  We principally invest in energy-related private companies and from time to time, we may also invest in public companies.  We invest primarily in senior secured and mezzanine loans according to our business plan and in some instances receive equity interests in portfolio companies in connection with such investments.  Our manager is NGP Investment Advisor, LP, an affiliate of NGP Energy Capital Management, L.L.C., an Irving, Texas-based leading investment firm with over $9.5 billion of cumulative capital under management since inception, serving all sectors of the energy industry.

Forward-Looking Statements
This press release may contain forward-looking statements.  We may use words such as “anticipates,” “believes,” “intends,” “plans,” “expects,” “projects,” “estimates,” “will,” “should,” “may” and similar expressions to identify forward-looking statements.  These forward-looking statements are subject to various risks and uncertainties.  Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, the  future operating results of our portfolio companies, regulatory factors, changes in regional, national, or international  economic conditions and their  impact on the industries in which we invest, other changes in the conditions of the industries in which we invest and other factors enumerated in our filings with the Securities and Exchange Commission (the “SEC”).

You should not place undue reliance on such forward-looking statements, which speak only as of the date they are made.  We undertake no obligation to update our forward-looking statements made herein, unless required by law.

Persons considering an investment in NGP Capital Resources Company should consider the investment objectives, risks, and charges and expenses of the Company carefully before investing.  Such information and other information about us is available in our annual report on Form 10-K, in our quarterly reports on Form 10-Q and in prospectuses we issue from time to time in connection with our offering of securities.  Such materials are filed with the SEC and copies are available on the SEC’s website, www.sec.gov, and in the Investor Relations section of our website at www.ngpcrc.com.  Prospective investors should read such materials carefully before investing.

INVESTMENT CONTACT:
Please send investment proposals to:
NGP Capital Resources Company 713-752-0062
Kelly Plato (kplato@ngpcrc.com),
Hans Hubbard (hhubbard@ngpcrc.com), or
Chris Ryals (cryals@ngpcrc.com).

INVESTOR RELATIONS CONTACT:
L. Scott Biar (investor_relations@ngpcrc.com), 713-752-0062.